Exhibit 23.1

                       Consent of Independent Auditor

CONSENT OF INDEPENDENT AUDITORS

May 06, 2005

We hereby consent to the inclusion in this Registration Statement on Form SB-2, , for First Corporation of our report dated January  14, 2005, relating to financial statements for the period from inception (December 27, 1995) to September 30, 2005.

/S/ Madsen, & Associates